UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Peachtree Street, N.E., Ste. 688, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 659-2424

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Equity Compensation to Named Executive Officers

On March 31, 2014, as part of its annual review of executive compensation, Oxford Industries, Inc.'s (the "Company's") Nominating, Compensation & Governance Committee (the "Committee") approved equity compensation awards under the Company's Long-Term Stock Incentive Plan (the "Plan") consisting of both performance-based and service-based awards to certain officers and key employees.

The awards approved by the Committee to the Company’s named executive officers are as follows:

	Performance-Based Awards			Service-Based Awards
Name	Restricted Shares Earned at Threshold Performance	Restricted Shares Earned at Target Performance	Restricted Shares Earned at Maximum Performance	Restricted Shares Granted
Thomas C. Chubb III	2,588	10,350	18,113	3,300
K. Scott Grassmyer	913	3,650	6,388	1,650
Thomas E. Campbell	913	3,650	6,388	1,650
Terry R. Pillow	1,813	7,250	12,688	3,300

The performance-based awards provide for the grant of restricted shares, contingent upon the Company’s satisfaction of certain earnings per share performance objectives during fiscal 2014 (the period from February 2, 2014 to January 31, 2015), as determined by the Committee.

The service-based awards approved by the Committee and any restricted stock earned pursuant to the performance-based awards (as determined by the Committee) are subject to cliff vesting on April 14, 2017 and are generally forfeited if the recipient is not continuously employed through vesting.

The performance-based and service-based awards are further subject to the terms and conditions of the Plan and the performance equity award agreement and restricted stock award agreement, respectively, the forms of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Form of Oxford Industries, Inc. Performance Equity Award Agreement (Fiscal 2014 Performance-Based).

10.2	Form of Oxford Industries, Inc. Restricted Stock Award Agreement (Service-Based).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
April 4, 2014	/s/ Thomas C. Chubb III
Name: Thomas C. Chubb III
Title: Chief Executive Officer and President